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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 26, 2001

                                 CELLPOINT INC.
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             (Exact Name of Registrant as Specified in Its Charter)


          Nevada                       0-25205               52-2032380
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(State or Other Jurisdiction          (Commission         ( I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


                 3000 Hillswood Drive, Hillswood Business Park,
                       Chertsey, Surrey KT16 ORS, England
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: 011 44 1932 895 310
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           Former name or former address, if changed since last report


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ITEM 5.           OTHER EVENTS.

         On September 26, 2001, CellPoint Inc. ("CellPoint") and Castle Creek Technology Partners LLC ("Castle Creek") entered into an amendment of the July 25, 2001 agreement (the "July Agreement") to repurchase the convertible notes currently held by Castle Creek and related maters. Pursuant to the amendment, CellPoint paid $2.25 million to Castle Creek on September 26, 2001 for principal and accrued interest. The remaining outstanding convertible notes will be subject to a fixed conversion price of $4.00, and are scheduled to be repurchased on October 1, 2002 for approximately $6.1 million plus accrued interest (and, in the event of a material breach by CellPoint, such prices will be then subject to specified adjustments by a reset of the fixed conversion price and by the payment of an additional repurchase amount). The outstanding notes are prepayable in part or in whole at any time. The July Agreement, except as modified by the amendment, remains in effect.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

                  Not applicable.

         (b)      PRO FORMA Financial Statements

                  Not applicable.



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         (c)      Exhibits

         Exhibit 10.1      Amendment, dated as of September 26,
                           2001, to Note Purchase, Modification and
                           Forebearance Agreement, dated as of July 25,
                           2001, by and between CellPoint Inc. and
                           Castle Creek Technology Partners LLC.

          Exhibit 99       Press Release issued by CellPoint Inc. on
                           September 26, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                            CELLPOINT INC.


                            By /s/ PETER HENRICSSON
                               ------------------------------
                               Peter Henricsson
                               President


Date:  October 5, 2001